UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.             )

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TALEND S.A.
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TALEND S.A.

5-7, rue Salomon de Rothschild

92150 Suresnes, France

Annual Combined General Meeting of Shareholders

To Be Held at 2:30 p.m. Paris Time on Tuesday, June 29, 2021

Explanatory Note

Set forth below is the English version of the convening notice for the annual combined general shareholders’ meeting of Talend S.A. (the “Company”) that is being sent, on June 11, 2021, to holders of ordinary shares of the Company in accordance with French law.

Free translation from French to English

CONVOCATION

TO THE ANNUAL COMBINED GENERAL

MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 29, 2021

Dear Shareholder,

We are honored to invite you to the Annual Combined General Shareholders' Meeting of Talend to be held on:

Tuesday, June 29, 2021 at 2:30 pm

At the head office : 5-7 rue Salomon de Rothschild - 92150 Suresnes (France)

Talend S.A. Société anonyme au capital de 2.498.893,68 € 9 rue Pagès, 92150 Suresnes, France	484 175 252 RCS Nanterre TVA Intracommunautaire FR 44 48 41 75 252 TALEND.COM

Free translation from French to English

WARNING

1)        Within the evolving context of the Covid-19 pandemic and the fight against its spread, the Board of Directors of TALEND, decided, in its meeting held on April 29, 2021, that the General Meeting will be held behind closed doors, without the physical presence of the shareholders and other persons entitled to attend.

This decision is made in accordance with article 4 of ordinance n° 2020-321 of March 25, 2020, as amended by ordinance n°2020-1497 of December 2, 2020, whose effect has been extended to July 31, 2021 by decree n° 2021-255 of March 9, 2021.

Shareholders are reminded that they have the possibility to vote without participating physically in the General Meeting and are invited to participate in the General Meeting by voting remotely (vote by mail or give their proxy). Remote voting is the only way available to shareholders for purposes of participating in the General Meeting.

Shareholders are advised that, given the current restrictions on movements, the Company may not be able to receive the mail addressed to the Company and urges shareholders to send all their requests and documents electronically to the following e-mail address: elozzia@talend.com.

No admission cards may be sent to shareholders or their proxies who request them, no questions may be asked during the General Meeting and no new resolutions may be included in the agenda during the General Meeting. We remind you that you may submit your written questions under the conditions provided for by the regulations in force, as detailed below.

It is further noted that the Board of Directors of TALEND has not provided for the implementation of videoconferencing and audioconferencing procedures allowing access to the General Meeting.

TALEND will keep its shareholders informed of any possible change relating to attendance and voting conditions at the General Meeting and, to this end, each shareholder is invited to regularly consult the section dedicated to the General Meeting on the website https://investor.talend.com/shareholder-services/annual-meeting.

2)        Talend being listed on the Nasdaq market and subject to US domestic issuer securities laws requirements, you will find attached to this mailing for the complete information of our shareholders, a copy of our annual report for the financial year 2020 ("10-K"), along with our proxy statement.

Free translation from French to English

1.	How to attend the General Meeting ?

The terms and conditions of the participation in the General Meeting presented below take into account the exceptional situation related to the current health crisis and take into account the provisions of ordinance n° 2020-321 of March 25, 2020, as amended by ordinance n°2020-1497 of December 2, 2020, adapting the rules of meeting and deliberation of general shareholders meetings and governing bodies due to the Covid-19 pandemic, and of decree n° 2020-418 of April 10, 2020, as amended by decree n°2021-255 of March 9, 2021, carrying the implementing measures.

Within the evolving context of the Covid-19 pandemic and the fight against its spread, the terms and conditions of participation in the General Meeting provided for by law and regulations or by TALEND SA could be modified.

1.1	Pre-requisites to attend the General Meeting

The General Meeting is composed of all the shareholders irrespective of the number of their shares.

Any shareholder may be represented at the General Meeting by another shareholder, by his spouse or by the partner with whom he has entered into a civil solidarity pact.

In accordance with Article R.22-10-28 of the French Commercial Code, the right to participate in the General Meeting is justified by the registration of the securities in the name of the shareholder or the intermediary registered on his behalf (in application of the seventh paragraph of Article L.228-1 of the French Commercial Code), on the second day preceding the General Meeting at midnight, Paris time, either in the registered share accounts kept by the Company (or its representative) or in the bearer share accounts held by the authorized intermediary.

The registration of the securities in the bearer share accounts kept by the financial intermediaries is recorded by a certificate of participation issued by them (or, where applicable, electronically) under the conditions set out in article R. 22-10-28 of the French Commercial Code (with reference to article R. 225-77 of the same code), in the appendix:

➢ the single voting form by mail or by proxy; and

➢ the application for an admission card issued in the name of the shareholder or on behalf of the shareholder represented by the registered intermediary.

A certificate is also issued to the shareholder wishing to participate physically in the General Meeting and who did not receive his admission card on the second day preceding the General Meeting at midnight, Paris time.

1.2	Mode of participation in the General Meeting

If the current situation persists and considering the probability of a General Meeting to be held behind closed doors, shareholders are urged to favor, before the General Meeting, the postal vote or the proxy to the Chairman of the General Meeting, in the conditions specified below.

Free translation from French to English

Any shareholder, regardless of the number of shares owned, has the right to participate in the General Meeting.

Shareholders can choose between one of the following three participation methods:

a)	attend the General Meeting personally by requesting an admission card;
b)	give proxy to the Chairman of the General Meeting or another shareholder, his/her spouse or the partner with whom he has concluded a civil solidarity pact (article L. 225-106 of the French Commercial Code);
c)	vote by mail.

In accordance with article 7 of decree n ° 2020-418 of April 10, 2020, as amended by decree n°2021-255 of March 9, 2021, and notwithstanding the provisions of article R.225-85, III of the French Commercial Code, when the shareholder has already cast his vote by proxy or requested his admission card or certificate of participation to attend the General Meeting, he/she may choose another mode of participation provided that his/her instruction in that respect arrives to the Company no later than the fourth day preceding the date of the General Meeting. If applicable, the previous instructions received will then be revoked.

1.2.1        Physical attendance to the General Meeting

Shareholders wishing to physically attend the General Meeting may request an admission card as follows:

-	for a registered shareholder: to present himself on the day of the General Meeting directly at the counter specifically provided for this purpose provided with a piece of identification or to request an admission card, prior to June 25, 2021, to BNP PARIBAS Securities Services - CTO General Meetings - Les Grands Moulins de Pantin 9, Rue du Débarcadère - 93761 Pantin Cedex.

-	for a bearer shareholders: to request an admission card from the intermediary who manages his/her shares

1.2.2        Vote by mail or proxy

Due to the current context related to Covid-19 and the uncertain postal deadlines, it is strongly recommended to return the voting forms to the following email address: elozzia@talend.com.

Shareholders who do not personally attend this General Meeting and who wish to vote by mail or be represented by giving a proxy to the Chairman of the General Meeting, to their spouse or partner with whom they have entered into a civil solidarity pact or to another shareholder may:

-	for a registered shareholder: return the single voting form by mail or by proxy, which will be sent to him with the convocation, to the following address: BNP PARIBAS Securities Services – CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex, or by email to the following address: elozzia@talend.com.

-	for a bearer shareholder: request this single voting form by mail or by proxy from the intermediary who manages his/her shares, as from the date of the convening of the General Meeting. The single voting form by post or proxy must be sent with a certificate of participation issued by the financial intermediary to the following address:

Free translation from French to English

BNP PARIBAS Securities Services

CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex.

To be taken into account, postal voting forms must be received by the Company or the General Meeting service of BNP Paribas Securities Services no later than three days before the General Meeting.

Pursuant to the provisions of decree n° 2020-1614 of December 18, 2020 on the extension and modification of decree n° 2020-418 of April 10, 2020, and decree n° 2020-629 of May 25, 2020, the proxy forms indicating the name of the proxy shall be received no later than the 4th day preceding the date of the General Meeting, i.e., June 25, 2021.

The proxy may address his or her voting instructions for purposes of exercising the vote by proxy to the following email address: paris.bp2s.france.cts.mandats@bnpparibas.com, by way of the proxy form mentioned in article R. 225-76 of the French Commercial Code, no later than the 4th day preceding the date of the General Meeting, i.e., June 25, 2021.

Confirmations of appointment or revocations of proxies must be received no later than the day before the General Meeting, i.e. June 28, 2021 (midnight – Paris time).

1.3	Written Questions and Request for Registration of Draft Resolutions by Shareholders

Due to the current context related to Covid-19 and the uncertain postal deadlines, it is strongly recommended that you also send requests for the registration of draft resolutions and / or written questions to the following email address: elozzia@talend.com.

Requests for the inclusion of items or draft resolutions on the agenda by shareholders fulfilling the conditions set forth in Articles L. 225-105, R. 225-71, R. 225-73 of the French Commercial Code must reach the registered office by registered letter with request for reception notice to the following address: 5-7 rue Salomon de Rothschild – 92150 Suresnes or by electronic communication to the following email address: elozzia@talend.com, within 25 days (calendar) before the General Meeting, in accordance with Article R. 225-73 of the French Commercial Code. Applications must be sent with a registration certificate. The examination of the resolution is subject to the transmission, by the applicants, of a new certificate justifying the registration of securities in the same accounts on the second day preceding the Meeting at midnight, Paris time.

Each shareholder has the option to send to the Board of Directors, which will answer in session, the written questions of his choice. Questions must be sent by registered letter with acknowledgment of receipt to the following address 5-7 rue Salomon de Rothschild – 92150 Suresnes or by electronic communication to the following email address: elozzia@talend.com. This mailing must be done no later than the fourth working day preceding the date of the General Meeting. They must be sent with a registration certificate either in the registered securities accounts kept by the Company, or in the bearer securities accounts kept by an intermediary mentioned in article L. 211-3 of the French Monetary and Financial Code.

Free translation from French to English

1.4	Shareholders’ right of communication

Shareholders will be able to obtain, within the legal deadlines, the documents provided for in articles R.225-81 and R.225-83 of the French Commercial Code by request sent to BNP PARIBAS Securities Services – CTO Assemblées Générales – Les Grands Moulins de Pantin 9, rue du Débarcadère – 93761 Pantin Cedex.

You will find attached a template of request for documents.

This notice will be followed by a notice of meeting incorporating any changes to the agenda following requests for registration of items or draft resolutions presented by shareholders.

2.	Summary of the company’s statutory financial statements for the year ended December 31, 2020

Revenue

During the 2020 financial year, the Company continued its activity of open source data integration software in real time, allowing its customers to analyze and use their data more efficiently, and more generally to improve their strategic decision making and increase their competitive advantage.

In France, revenue for the fiscal year 2020 increased by more than 14% compared to the fiscal year 2019 and amounts to EUR 93,691,327.

Breakdown by activity and geographies is as follows (in Euros):

Breakdown by Activity	France / Overseas Departments and Territories	EU and Rest of World	2020	2019
Subscriptions & Support	39,177,450	5,105,972	44,283,423	36,607,973
Consulting	2,364,066	190,358	2,554,424	2,859,799
Training	305,306	99,779	405,085	580,059
Others (travel fees)	420,949	3,960	424,909	696,092
Intercompany	--	46,023,486	46,023,486	41,132,656
Total	42,267,772	51,423,556	93,691,327	81,876,580

Free translation from French to English

Profit analysis

Compared income of the Company is as follows:

Income Analysis	Year ended 31.12.2020	Year ended 31.12.2019
. Operating income	(25,316,121)	(11,619.124)
. Financial income	(8,862,105)	(38,524)
. Loss before income tax and non-operating expenses	(34,178,226)	(11,657,648)
. Non-operating profit	169,493	(115,481)
. Income tax	(275,825)	(428,400)
NET INCOME	(33,732,908)	(11,344,729)

The operating loss increased by 197 % compared to the 2019 financial year.

Balance sheet analysis

	ASSETS			LIABILITIES
	Year ended	Year ended		Year ended	Year ended
	31.12.2020	31.12.2019		31.12.2020	31.12.2019
Fixed assets	109,345,356	91,536,954	Shareholder's equity	21,991,056	48,013,060

Stock	0	0	Other equity capital	0	5,674

Other current assets	114,432,248	164,985,816	Provisions for risks	10,336,831	3,222,695

			Liabilities	165,300,622	174,162,061

Adjustment account	12,803,234	7,473,447	Adjustment account	38,952,329	38,592,727

TOTAL ASSETS	236,580,838	263,996,217	TOTAL LIABILITIES AND SHAREHOLDERS EQUITY	236,580,838	263,996,217

Free translation from French to English

The investments for the year represent a total of 18,017,779 euros and break down as follows:

-	Construction : 731,590 euros corresponding to the improvements made within the premises of the Company,
-	Office and computer equipment, furniture: for 1,430,349 euros,
-	Other holdings for 769,525 euros,
-	Receivables attached to equity interests for 15,657,204 euros corresponding to a long-term loan granted to the subsidiary Talend Inc.
-	Increase in the amount of financial fixed assets by 198,636 euros following the increase in the security deposit for the premises in Nantes and the premises in Suresnes.

The change in provision for retirement benefits for the 2020 financial year is 568,959 euros was recorded as:

-	Reversal of provisions for risks and operating expenses for 1,014,439 euros,
-	Allocation to provisions for risks and operating expenses for 1,583,398 euros.

Expected evolution of the Company and future developments

We intend to generate profits based on increased sales of our solutions to new and existing customers, including by the continued conversion of free trials into paid users. We currently anticipate that at some point in the future we will be able to increase revenues at a greater rate than increases in our operating expenses. However, there can be no assurance that we will achieve or maintain profitability on a consistent basis, that we will increase our sales to new and existing customers, or that our operating expenses will increase at a lower rate than our revenue may grow.

While the Covid-19 pandemic has had an impact on our business, we do not believe that there has been, or will be in the future, a material impact on our operations, financial condition, liquidity and capital and financial resources.

However, the situation, which is evolving rapidly, remains difficult to predict. Indeed, how much the Covid-19 pandemic will impact our business will depend on several factors, such as the duration and extent of the pandemic, as well as the actions taken by governments, companies and other stakeholders in response to the pandemic, all of which continue to evolve and remain uncertain at this time. We have therefore established a task force to actively monitor the current pandemic situation and provide updates and support to our employees.

Free translation from French to English

Key elements of our growth strategy include:

-	Maintain our technology leadership. We intend to continue to invest in our offers and to develop new app modules in order to support data management and data treatment. We were the first to develop a metric that evaluates data quality: Talend Trust Score. Our goal is to provide comprehensive, clean, true and easily available data to our clients such that they may make important decisions with full confidence.

-	Become a strategic business partner for our clients. We continue our transition to become a strategic business partner for our clients. Our goal is to relive them from the complexity in collecting, transforming, managing and sharing data in hybrid environments. We seek to provide reliable data that are part of day-to-day decision-making. We also aim to become a strategic partner in our ecosystem and trust that the influence that we may exert will favor an increase in our sales and expand our offer.

-	Grow our client base. We plan to grow our base of customers by focusing on a refined marketing strategy for our products, with a focus on the client, notably by developing direct sale and strategic client relationships. Our client base range from small and medium sized companies to global Fortune-100 companies. We seek to assist our clients with identifying business sectors which align with their activities in order to help them anticipate the future.

-	Continue to expand our current client base. Our processes and strategy are aligned to cater to the clients' needs. The most significant business results of our clients will turn into a greater penetration of our offer to their companies. Our objective is that clients turn their companies to Talend.

-	Continue to grow internationally. We have employees in the United States, France, Germany, China, the United Kingdom, India, Singapore, Japan, Canada, Australia, Spain, Italy, Ireland, the Netherlands, Sweden, Switzerland and Denmark. We will continue to invest in further expanding our footprint in international markets.

3.	Proposed agenda of the annual combined general shareholders’ meeting

Within the authority of the Ordinary Shareholders’ Meeting

1.	To ratify the provisional appointment of Ms. Elissa Fink as Director;

2.	To ratify the provisional appointment of Mr. Ryan Kearny as Director;

3.	To renew the term of office of Mr. Ryan Kearny as Director;

4.	To renew the term of office of Mr. Patrick Jones as Director;

5.	To renew the term of office of Ms. Christal Bemont as Director;

6.	To approve, on an advisory basis, the compensation of our named executive officers;

7.	To approve the statutory financial statements for the year ended December 31, 2020;

8.	To allocate earnings for the year ended December 31, 2020;

9.	To approve the consolidated financial statements for the year ended December 31, 2020 prepared in accordance with IFRS;

10.	To approve an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

11.	To approve an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

Free translation from French to English

12.	To approve a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

13.	To approve a separation agreement and release entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code);

14.	To ratify the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes;

Within the authority of the Extraordinary Shareholders’ Meeting

15.	To delegate authority to the board of directors to grant existing and/or newly issued free shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code;

16.	To delegate authority to the board of directors to issue share warrants (bons de souscription d’actions), without shareholders’ preferential subscription right, for the benefit of a category of persons meeting certain characteristics;

17.	To delegate authority to the board of directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code;

18.	To limit the amount of issues under Proposal Nos. 15, 16 and 17; and

19.	To delegate authority to the board of directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d’épargne d’entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.

4.	Draft resolutions proposed to the General Meeting

First Resolution

Ratification of the provisional appointment of Ms. Elissa Fink as Director.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

having noted that the Board of Directors, by written consultation dated November 17, 2020, appointed on a provisional basis Ms. Elissa Fink as a director to replace Mr. Michael Tuchen, who has resigned, for the remaining period of the latter’s term of office, i.e. up to the Ordinary General Shareholders’ Meeting called to approve the financial statements for the financial year ending December 31, 2021, ratifies the co-optation of Ms. Elissa Fink as a director and, as far as necessary, any grant of warrants and payment of attendance fees decided by the Board of Directors since her appointment.

Free translation from French to English

Second Resolution

Ratification of the provisional appointment of Mr. Ryan Kearny as Director.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

having noted that the Board of Directors, by written consultation dated November 17, 2020, appointed on a provisional basis Mr. Ryan Kearny as a director to replace Mr. Mark Nelson, who has resigned, for the remaining period of the latter’s term of office, i.e. up to the Ordinary General Shareholders’ Meeting called to approve the financial statements for the financial year ended December 31, 2020, ratifies the co-optation of Mr. Ryan Kearny as a director and, as far as necessary, any grant of warrants and payment of attendance fees decided by the Board of Directors since his appointment.

Third Resolution

Renewal of the term of office of Mr. Ryan Kearny as a director.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

having noted that the term of office of Mr. Ryan Kearny expires at the end of this General Meeting,

renews the term of office of Mr. Ryan Kearny as a director for a period of three (3) years expiring at the end of the annual general meeting called to approve the financial statements for the year ending December 31, 2023.

Mr. Ryan Kearny has already indicated that he accepts the renewal of his mandate as director and is not subject to any conflict likely to prohibit him from serving this term.

Fourth Resolution

Renewal of the term of office of Mr. Patrick Jones as a director.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

having noted that the term of office of Mr. Patrick Jones expires at the end of this General Meeting,

renews the term of office of Mr. Patrick Jones as a director for a period of three (3) years expiring at the end of the annual Ordinary General Meeting called to approve the financial statements for the year ending December 31, 2023.

Mr. Patrick Jones has already indicated that he accepts the renewal of his mandate as director and is not subject to any conflict likely to prohibit him from serving this term.

Free translation from French to English

Fifth Resolution

Renewal of the term of office of Ms. Christal Bemont as a director.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

having noted that the term of office of Ms. Christal Bemont expires at the end of this General Meeting,

renews the term of office of Ms. Christal Bemont as a director for a period of three (3) years expiring at the end of the annual Ordinary General Meeting called to approve the financial statements for the year ending December 31, 2023.

Mrs. Christal Bemont has already indicated that she accepts the renewal of her mandate as director and is not subject to any conflict likely to prohibit her from serving this term.

Sixth Resolution

Approval, on an advisory basis, of the compensation of our named executive officers.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ report,

approves, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2021 Annual General Meeting of Shareholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the narrative discussion.

Seventh Resolution

Approval of the financial statements for the year ended December 31, 2020.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ management report on the Company’s business and situation during the financial year ended December 31, 2020, the financial statements for the aforementioned year and the Statutory Auditors’ report on the performance of their responsibilities during the year, approves the financial statements for the year ended December 31, 2020, as presented to it, as well as the transactions reflected in these accounts and summarized in these reports,

duly notes that these annual financial statements do not address excess amortization and non-deductible amortization and that the amount of the non-deductible expenses referred to in Article 39-4 of the French General Tax Code during the financial year amounts to €0 and consequently approves these expenses and the corresponding tax.

Free translation from French to English

Eighth Resolution

Allocation of earnings for the year ended December 31, 2020.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the Board of Directors’ management report,

recognizing that the losses for the year ended December 31, 2020 amount to a total of €33,732,908,

resolves to allocate these losses to “retained earnings”, the balance of which, after this allocation, will amount to €170,081,749,

In accordance with applicable legal provisions, it is recalled that no dividend has been paid in respect of any of the past three years.

Ninth Resolution

Approval of the consolidated financial statements for the year ended December 31, 2020.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

having considered the report on the management of the group during the financial year ended December 31, 2020, the financial statements for the aforementioned year and the Statutory Auditors’ report on the financial statements, approves the annual financial statements for the year ended December 31, 2020 as presented which show a comprehensive loss of $83.8 million, and also the transactions reflected in these financial statements and summarized in these reports.

Tenth Resolution

Approval of an indemnification agreement entered into with Ms. Elissa Fink (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings,

having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,

having noted that the Board of Directors, by written consultation dated November 17, 2020, authorized the conclusion of an indemnification agreement between the Company and Ms. Elissa Fink, director,

approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Ms. Elissa Fink, director.

Free translation from French to English

Eleventh Resolution

Approval of an indemnification agreement entered into with Mr. Ryan Kearny (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings,

having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,

having noted that the Board of Directors, by written consultation dated November 17, 2020, authorized the conclusion of an indemnification agreement between the Company and Mr. Ryan Kearny, director,

approves, in accordance with Article L. 225-40 of the French Commercial Code, the indemnification agreement entered into between the Company and Mr. Ryan Kearny, director.

Twelfth Resolution

Approval of a consulting agreement entered into with Mr. Michael Tuchen (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings,

having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,

having noted that the Board of Directors, during its meeting held on August 4, 2020, authorized the conclusion of a consulting agreement between the Company and Mr. Michael Tuchen, director,

approves, in accordance with Article L. 225-40 of the French Commercial Code, the consulting agreement entered into between the Company and Mr. Michael Tuchen, director.

Thirteenth Resolution

Approval of a separation agreement and release agreement entered into with Mr. Laurent Bride (agreement referred to in Articles L. 225-38 et seq. of the French Commercial Code).

The Shareholders’ Meeting, acting under the conditions of quorum and majority required for Ordinary Shareholders’ Meetings,

having considered the special report of the Statutory Auditors concerning the agreements and undertakings referred to as in Article L. 225-38 of the French Commercial Code,

having noted that the Board of Directors, during its meeting held on November 3, 2020, authorized the conclusion of a separation agreement and release between the Company and Mr. Laurent Bride, Deputy Managing Director,

approves, in accordance with Article L. 225-40 of the French Commercial Code, the separation agreement and release entered into between the Company and Mr. Laurent Bride, Deputy Managing Director.

Free translation from French to English

Fourteenth Resolution

Ratification of the selection of KPMG LLP as the independent registered public accountant for the Company for the fiscal year ending December 31, 2021 with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Ordinary General Meetings,

recalls that KPMG SA and VACHON et ASSOCIES are and will remain the statutory auditors of the Company until the end of the Ordinary General Meeting of shareholders called to approve the financial statements for the year ending December 31, 2023, notes that pursuant to an engagement letter entered into between the Company and KPMG LLP, the Company has mandated KPMG LLP for the special mission of serving as the independent registered public accountant for the Company for the fiscal year ending December 31, 2020 and for each subsequent fiscal year until terminated by either party to this letter, with respect to the Company’s financial statements prepared in accordance with generally accepted accounting principles in the United States for SEC reporting purposes, notes that this agreement was approved by the Audit Committee of the Board of Directors of the Company and signed by the Chief Executive Officer on March 30, 2020,

decides to ratify the nomination of KPMG LLP for the said special mission.

Within the authority of the Extraordinary Shareholders’ Meeting:

Fifteenth Resolution

Delegation of authority given to the Board of Directors to grant existing and/or newly issued free ordinary shares of the Company to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L.225-197-1 et seq. of the French Commercial Code with automatic waiver of the shareholders’ subscription right.

The General Shareholders Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report and the Statutory Auditors’ special report,

in accordance with the provisions of Articles L. 225-197-1 et seq. of the French Commercial Code.

authorizes the Board of Directors, under Articles L. 225-197-1 et seq. of the French Commercial Code, to grant, on one or more occasions, free existing or newly issued Company ordinary shares to salaried employees, or certain categories of them of the Company or companies or economic interest groups related to the Company who meet the conditions provided for in Article L. 225-197-2 of the said Code, and / or to the corporate officers of the Company who meet the conditions stipulated in Article L. 225-197-1, II of the French Commercial Code, on the terms stipulated below, resolves to set the total number of free ordinary shares that may be granted by the Board of Directors pursuant to this authorization at 2,300,000, with a par value of €0.08 per ordinary share and that the Board of Directors will be able to modify the number of free ordinary shares granted in case of operations on the share capital of the Company occurring before the end of the “Vesting Period” as defined here below, in order to protect the rights of the beneficiaries,

Free translation from French to English

resolves that the total number of free ordinary shares granted by the Board of Directors pursuant to this authorization may never exceed:

(i)	the overall limit of 10% of the existing share capital of the Company as of the date of the granting decision, or

(ii)	the overall limit of 30% of the existing share capital of the Company as of the date of the granting decision provided that the conditions set forth under article L. 225-197-1, I paragraph 3 are met: the free shares granted by the Board of Directors benefit to all salaried employees of the Company and of the companies and economic interest groups included in the granting decision in question and the difference between the number of shares granted by the Board of Directors to each employee beyond the percentage of 10% may not exceed a ratio of one to five;

and shall be deducted from the overall limit provided by the Eighteenth Resolution below,

resolves that the granting of the ordinary shares to the beneficiaries shall be final, subject to the conditions or criteria that may be set by the Board of Directors being met, at the end of a period of at least one (1) year (the “Vesting Period”) and that the beneficiaries of the shares must, where applicable, hold them during a period set by the Board of Directors (the “Holding Period”) which, combined with the Vesting Period, may not be less than two (2) years, resolves, notwithstanding the foregoing provisions, that the ordinary shares shall be definitely granted before the end of the term of the Vesting Period and freely transferable in the event of the disability of the beneficiary corresponding to the second or third category referred to in Article L. 341-4 of the French Social Security Code,

resolves that the duration of the Vesting Period and, where applicable, the Holding Period, shall be set by the Board of Directors in accordance with the above-mentioned limits,

resolves that the Board of Directors shall determine the holding period applying to the corporate officers of the Company, in accordance with Article L. 225-197-1, II paragraph 4 of the French Commercial Code.

notes that, in accordance with the provisions of Article L. 225-197-1 of the French Commercial Code, when the granting involves newly issued ordinary shares, this authorization automatically entails, in favor of the beneficiaries of the free share granting, the waiver by shareholders of their preferential subscription right to the newly issued shares, with the corresponding share capital increase being fully completed by sole virtue of the final granting of the shares to the beneficiaries, authorizes the Board of Directors, when the granting will concern newly issued shares, to proceed with one or more capital increase(s) through the capitalization of premiums, reserves, profits or other sums in order to grant shares subject to the conditions provided under this resolution and acknowledges that it shall imply the waiver by shareholders in favor of the beneficiaries of free shares, of the portion of premiums, reserves, profits or other sums which would be used in the event of the issuance of new shares at the end of the Vesting Period and, for which purpose, all powers are delegated to the Board of Directors,

Free translation from French to English

resolves to give all powers to the Board of Directors necessary to implement this resolution within the limits set our above and, in particular, in order to:

-	determine whether the free ordinary shares to be issued are existing or new ordinary shares and, as the case may be, to change its choice before the free ordinary shares are definitely granted,

-	decide on the identity of the beneficiaries of the granting and the number of shares that may be granted to each of them, provided that the Board of Directors ensures that the conditions set forth under Article L. 225-197-1, I paragraph 3 of the French Commercial Code referred above are met when the number of shares granted exceeds the overall limits of 10% or 30% of the existing share capital of the Company as of the date of the granting decision,

-	set the conditions and, as the case may be, the criteria to grant the ordinary shares, notably the Vesting Period and, where appropriate, the duration of the Holding Period, and

-	ensure existing reserves are sufficient and transfer to a blocked reserve account upon each granting, the amounts required to pay for the new shares to be granted,

where applicable:

-	decide, in due course, the capital increase(s) relating to any issuance of new ordinary shares that are freely granted through the capitalization of premiums, reserves or profits and to proceed with the issuance of new ordinary shares for free;

-	acquire the shares, where applicable, that are necessary for the delivery of any existing shares that are freely granted;

-	take any appropriate measures to ensure beneficiaries’ compliance with the required holding obligation;

-	make any necessary adjustments in accordance with legal or regulatory provisions and, where applicable, contractual stipulations, to protect the rights of holders of securities and other rights giving access to the Company’s share capital,

-	make any decision to get the securities and securities so issued admitted to trading on the Nasdaq Global Market in the United States of America or on any other market on which the Company’s shares would then be listed and,

-	generally, in the context of legislation in effect, do all that is required to implement this resolution.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose,

acknowledges the fact that if the Board of Directors makes use of the present authorization, it will inform the Ordinary General Meeting annually of the transactions carried out pursuant to Articles L. 225-197-1 to L. 225-197-3 of the French Commercial Code, on the terms stipulated in Article L. 225-197-4 of said Code, decides that this delegation is granted for a period of thirty-eight (38) months from the date of this meeting.

Free translation from French to English

Sixteenth Resolution

Delegation of authority given to the Board of Directors to issue share warrants (bons de souscription d’actions), without shareholders’ preferential subscription right for the benefit of a category of persons meeting certain characteristics.

The General Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report and the Statutory Auditors’ special report,

in accordance with the provisions of Articles L. 228-91 et seq., Articles L. 225-129 et seq. and Articles L. 225-132 et seq. of the French Commercial Code,

delegates to the Board of Directors its authority to issue a maximum number of 2,300,000 warrants (“BSAs”), it being specified that this number be deducted from the overall limit provided by the Eighteenth Resolution below, resolves that each BSA shall give entitlement to subscribe to one ordinary share of the Company with a par value of €0.08, representing a capital increase of a maximum par amount of €184,000,

resolves that the issue price of a BSA shall be determined by the Board of Directors on the date the BSA is issued in accordance with its characteristics and shall be at least equal to the equivalent in Euros of 5% of the volume-weighted average price of the ordinary shares of the Company (whether or not in the form of American Depositary Shares) over the last five (5) trading sessions on the Nasdaq Global Market preceding the date of allocation of the aforementioned BSA by the Board of Directors, resolves to waive, for these BSAs, the shareholders’ preferential subscription right and to reserve the subscription in favor to the following category of persons:

-	directors of the Company or of one of its subsidiaries according to the date of allocation of the BSAs, who are not employees or managers of the Company or of one of its subsidiaries,

-	independent members of any committee that the Board of Directors of the Company has established or will establish, and

-	any natural or legal person related to the Company or to one of its subsidiaries by means of a consultancy agreement,

(the “Beneficiaries”),

resolves, in accordance with the provisions of Article L. 225-138-I of the French Commercial Code, to delegate to the Board of Directors the powers to determine the list of Beneficiaries and number of BSAs allocated to each Beneficiary designated as such, authorizes the Board of Directors, within the limits of the foregoing, to issue and allocate BSAs, on one or more occasions, to each Beneficiary,

resolves to delegate to the Board of Directors the powers to determine, for each Beneficiary, the terms and conditions for exercising BSAs and, in particular, the issue price of BSAs and the BSA exercise schedule, it being specified that these must be exercised no later than ten (10) years from their issuance and that the BSAs not exercised at the expiry of this ten (10) year period shall automatically lapse, resolves that each BSA will allow the subscription of one ordinary share with a par value of €0.08 at an exercise price determined by the Board of Directors on the date of issuance of the BSAs, which must be at least equal to the equivalent in Euros of the closing price in US dollars of an ordinary share (whether or not in the form of American Depositary Shares) on the Nasdaq Global Market on the day preceding the Board of Directors’ decision to allocate the BSAs,

Free translation from French to English

resolves that the ordinary shares thus subscribed must be fully paid up at the time of their subscription, either by cash or through offsetting of any debt,

resolves that the new shares delivered to the Beneficiary upon the exercise of their BSAs shall be subject to all legal provisions and shall carry dividend rights from the first day of the financial year in which they are issued, resolves that the BSAs shall be transferable. They shall be issued in registered form and held in an administered account,

resolves to issue a maximum of 2,300,000 ordinary shares to which the BSAs issued shall grant entitlement,

acknowledges that, in accordance with the provisions of Articles L. 228-91 and L. 225-132 of the French Commercial Code, the decision to issue BSA shall imply that the shareholders waive their preferential subscription right to the shares to which the BSA issued entitles, immediately and/or in the future, for the benefit of the holders of those securities;

recalls that pursuant to Article L. 228-98 of the French Commercial Code:

-	in the event of capital decrease caused by losses through the reduction in the number of shares, the rights of the BSA holders as regards the number of shares to be received upon exercise of the BSA shall be reduced accordingly as if the said holders had been shareholders as from the issuance date of the BSA;

-	in the event of capital decrease caused by losses through the reduction of the nominal value of shares, the subscription price of the shares to which the BSA give right shall not vary, the issue premium being increased by the amount of the reduction in the nominal value, resolves further that:

-	-in the event of capital decrease, non-caused by losses, through the reduction of the nominal value of shares, the subscription price of the shares to which the BSA give right will be reduced proportionally;

-	in the event of capital decrease, non-caused by losses, through the reduction in the number of shares, the BSA holders, if they exercise their BSA, shall be able to request the redemption of their shares in the same conditions as if they had been shareholders at the time of redemption by the Company of its own shares;

resolves, as stipulated in Article L. 228-98 of the French Commercial Code, that the Company is authorized, without having to request the authorization of the BSA holders, to modify its form and corporate purpose, recalls that pursuant to the provisions of Article L. 228-98 of the French Commercial Code, the Company may neither amend the rules for distributing its profits, nor redeem its capital or create preference shares involving such a modification or redemption unless so authorized by the contract of issuance or in the circumstances stipulated in Article L. 228-103 of the French Commercial Code and subject to making the provisions necessary to maintain the rights of the holders of securities giving access to the capital of the Company according to the conditions defined in Article L. 228-99 of the French Commercial Code, decides, in the event that it would be necessary to proceed with the adjustment provided for in Article L. 228-99 3° of the French Commercial Code, that the adjustment would be made by applying the method provided for by Article R. 228-91 of the French Commercial Code, it being specified that the value of the preferential subscription right as well as the value of the share before removal of the subscription right would, if necessary, be determined by the Board of Directors depending on the subscription, exchange or sale price per share fixed during the last transaction involving the Company’s capital (capital increase, contribution of securities, sales of shares, etc.) during the six (6) months preceding the Board of Directors’ decision or, failing the completion of such an operation during this period, depending on the actual and/or forecast turnover of the Company or any other financial parameter which will appear relevant to the Board of Directors (and which will be validated by the Company’s Statutory Auditors),

Free translation from French to English

authorizes the Company to impose on the holders of BSAs the repurchase or redemption of their rights as stipulated in Article L. 228-102 of the French Commercial Code,

resolves to give all powers to the Board of Directors to implement this resolution within the limits set out above and, in particular, in order to:

-	determine the subscription price of the BSAs and of the shares to which they give right pursuant to the terms of this resolution;

-	issue and allocate BSAs and to decide the conditions of their exercise and the final terms and conditions of the BSAs, including the exercise schedule, in accordance with the provisions of this resolution and within the limits set by this resolution, it being specified that the terms and conditions can differ from a beneficiary to another;

-	collect BSAs’ subscriptions and the related payments;

-	report the number of ordinary shares issued following the exercise of BSAs, carry out the formalities following the corresponding capital increases and make the relevant amendments to the Bylaws;

-	take all measures to ensure that BSA holders are protected in the event of a financial transaction involving the Company and in accordance with the legal and regulatory provisions in effect;

-	make any decision to get the shares issued following the exercise of BSAs (whether or not in the form of American Depositary Shares) admitted to trading on the Nasdaq Global Market in the United States of America or on any other market on which the Company’s shares would then be listed and,

-	generally, in the context of legislation in effect, do all that is required to implement this resolution.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose,

decides that this delegation is granted for a period of eighteen (18) months from the date of this meeting.

Seventeenth Resolution

Delegation of authority given to the Board of Directors to grant options to subscribe for new ordinary shares or options to purchase ordinary shares of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code to all or certain employees and/or all or certain corporate officers of the Company or companies in the group, in accordance with the provisions of Articles L. 225-180 et seq. of the French Commercial Code.

The General Shareholders Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report and the Statutory Auditors’ special report,

in accordance with the provisions of Articles L. 225-177 et seq. of the French Commercial Code,

Free translation from French to English

authorizes the Board of Directors, pursuant to Articles L. 225-177 to L. 225-185 of the French Commercial Code, to grant options giving the right to subscribe or to purchase ordinary shares of the Company, in one or several times, to salaried employees, or certain of them, of the Company or companies or economic interest groups related to the Company who meet the conditions stipulated in the last paragraph of Article L. 225-177 of the said Code and/or to the corporate officers of the Company who meet the conditions stipulated in Article L. 225-185 of the French Commercial Code, on the terms stipulated below, resolves that the options granted by the Board of Directors pursuant to this authorization may not give an entitlement to subscribe or purchase for more than 2,300,000 ordinary shares of the Company with a par value of €0.08 each and that the Board of Directors will be able to modify the number of shares underlying the options in case of operations on the share capital of the Company in order to protect the rights of the beneficiaries, it being specified that this number shall be deducted from the overall limit provided by the Eighteenth Resolution below, and the total number of shares to be issued on exercise of issued but unexercised options to subscribe shares may never exceed one third of the share capital, resolves that this authorization includes, in favor of the beneficiaries of options to subscribe shares, an express waiver by shareholders of their preferential subscription right with respect to shares that may be issued as options to subscribe shares are exercised, and shall be implemented in accordance with the terms and conditions provided by applicable laws and regulations in force on the day the options to subscribe shares are granted, decides that the purchase or subscription price per share that may be issued pursuant to this resolution shall be fixed by the Board of Directors in accordance with the provisions of Article L. 225-177 of the French Commercial Code and shall be equal to the equivalent in Euros of at least 95% of the closing trading price of an ordinary share of the Company (whether or not in the form of an American Depositary Share) admitted to trading on the Nasdaq Global Market in the United States of America on the last trading day before the grant date, it being specified that when an option allows its beneficiary to buy shares previously purchased by the Company, its exercise price, without prejudice to the foregoing and in accordance with the applicable legal provisions, may also not be less than 80% of the average price paid by the Company for all of the shares that it may previously have purchased, recalls that the subscription or purchase price for the shares to which the options give right cannot be modified during the term of the options, provided that, if the Company were to carry out one of the transactions referred to in Article L. 225-181 of the French Commercial Code, it shall take the necessary steps to protect the interests of the beneficiaries of the options under the conditions provided in Article L. 228-99 of the French Commercial Code, resolves that in the event of the issue of new shares or new securities giving access to the Company’s share capital in connection with a merger or demerger of the Company, the Board of Directors may suspend, if necessary, the exercise of options, resolves that, in the event the adjustment referred to in Article L. 228-99 3° of the French Commercial Code is necessary, the adjustment would be realized by applying the method provided in Article R. 228-91 of the French Commercial Code, provided that the value of the preferential subscription right and the value of the share before detachment of the preferential subscription right would, if necessary, be determined by the Board of Directors based on the subscription, exchange or sale price per share used for the last transaction with respect to the share capital of the Company (capital increase, contributions-in-kind of securities, sale of shares, etc.) during the six (6) months preceding such meeting of the Board of Directors, or, if no such transaction occurred, based on other financial parameters deemed appropriate by the Board of Directors (which parameters will be validated by the Statutory Auditors of the Company), sets the term of the options at ten (10) years from their allocation, provided that this term may be shortened by the Board of Directors for beneficiaries residing in a specific country insofar as necessary to comply with the laws of such country,

Free translation from French to English

resolves to give all powers to the Board of Directors necessary to implement this resolution within the limits set out above and, in particular, in order to:

-	determine the nature of the options granted (options to subscribe for or purchase shares) and whether the options granted give entitlement to new shares or existing shares and, if need be, to change its choice before the relevant exercise date,

-	determine the identity of beneficiaries of options to subscribe shares or options to purchase shares, as well as the number of options to grant to each beneficiary,

-	set the purchase and/or subscription price of the shares underlying the options, within the limits set forth above, provided that the subscription price per share shall be at least equal to the par value of the share,

-	ensure that number of options to subscribe shares granted by the Board of Directors is set such that the total number of options to subscribe shares granted but not exercised does not give rights to subscribe to a number of shares exceeding a third of the share capital,

-	determine the modalities of options to subscribe shares or options to purchase shares plan and set the conditions in which the options will be granted, including, in particular, the schedule of exercise of options granted, which may vary according to the holders; provided that these conditions may include clauses prohibiting immediate resale of all or part of the shares issued upon exercise of the options, within the limits set by applicable law,

-	acquire shares of the Company, if any, as necessary for the allocation of any shares to which options to purchase shares give right,

-	complete, either itself or through a representative, all acts and formalities in order to finalize the capital increases that may be effected pursuant to the authorization subject to this resolution,

-	charge, if it deems necessary, fees of capital increases from the amount of premiums related to these increases and deduct from this amount the necessary sums to bring the legal reserve to a tenth of the new share capital following any increase,

-	make any decision to get the shares issued following the exercise of the options (whether or not in the form of American Depositary Shares) admitted to trading on the Nasdaq Global Market in the United States of America or on any other market on which the Company’s shares would then be listed,

-	modify the Company’s Bylaws in connection herewith and,

-	generally, in the context of the legislation in effect, do all that is required to implement this resolution,

resolved that the Board of Directors shall inform the ordinary shareholders’ meeting every year of the transactions completed pursuant to this resolution,

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose,

acknowledges the fact that if the Board of Directors makes use of the present authorization, it will inform the ordinary general meeting annually of the transactions carried out pursuant to Articles L. 225-177 et seq. of the French Commercial Code, on the terms stipulated in Article L. 225-184 of said Code, decides that the delegation granted to the Board of Directors is valid for a period of thirty-eight (38) months from this meeting.

Free translation from French to English

Eighteenth Resolution

Overall limits on the amount of issues under the Fifteenth Resolution, Sixteenth Resolution and Seventeenth Resolution above.

The Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report,

resolves that the total number of (i) shares that would be granted for free pursuant to the Fifteenth Resolution above and (ii) shares that may be issued upon the exercise of share warrants allocated pursuant to the Sixteenth Resolution above, and (iii) shares that may be subscribed or purchased upon the grant of options pursuant to the Seventeenth Resolution above, may not exceed 2,300,000 shares with a par value of €0.08 each, it being specified that to this limit shall be added the additional amount of shares to be issued in order to protect, in accordance with the applicable contractual stipulations, the rights of the holders of securities and other rights giving access to the shares.

Nineteenth Resolution

Delegation of authority given to the Board of Directors to increase the share capital by way of the issue of shares of the Company to participants in a company savings plan (plan d’épargne d’entreprise) established in accordance with Articles L. 3332-1 et seq. of the French Labor Code.

The Shareholders’ Meeting, acting in accordance with the quorum and majority requirements required by Extraordinary General Meetings,

having considered the Board of Directors’ report and the Statutory Auditors’ special report,

in accordance, in particular, with the provisions of Articles L. 225-129 et seq. and L. 255-138, L. 225-138-1 of the French Commercial Code and Articles L. 3332-1 and L. 3332-18 et seq. of the French Labor Code,

delegates to the Board of Directors its authority in order to increase the share capital, on one or more occasions, at its discretion, in the proportions and at the times it considers appropriate, in France and/or abroad, by issuing ordinary shares reserved to employees and eligible corporate officers of the Company and of companies related to it within the meaning of Article L. 225-180 of the French Commercial Code and Article L. 3344-1 of the French Labor Code and which, moreover, meet the conditions that may be set by the Board of Directors (hereafter, “Group Employees”), subscribing directly or indirectly through the intermediary of one or several companies mutual funds, as long as the Group Employees adhere to a collective employee shareholding plan as stipulated in Articles L. 3332-1 et seq. of the French Labor Code,

resolves, consequently, to waive the preferential subscription right granted to shareholders by Article L. 225-132 of the French Commercial Code and to reserve subscription for the aforementioned shares to Group Employees, the other shareholders waiving any right to receive any free share in relation to the discount or employer contribution that would be issued on the basis of this resolution, resolves that the total nominal amount of capital increases that may be carried out pursuant to this resolution must not exceed the maximum amount of €44,000 or the equivalent in any other currency. This limit shall be increased, where appropriate, by nominal value of the shares to be issued to preserve the rights of holders of securities or other rights granting access to the Company capital, in accordance with the legislative and regulatory provisions and, where appropriate, the contractual provisions applicable,

Free translation from French to English

resolves that the issue price for a share shall be determined by the Board of Directors in accordance with the terms and conditions stipulated in Article L. 3332-20 of the French Labor Code, it being specified, however, that if, when use is made of this delegation, the shares of the Company were admitted for trading on a regulated market within the meaning of the French Commercial Code, the price would be set in accordance with the provisions of Article L. 3332-19 of the French Labor Code, resolves that, in the case where the beneficiaries have not subscribed, within the concerned time-period, the totality of the share capital increase, the share capital increase would be realized only up to the amount of the shares actually subscribed. In this case the unsubscribed shares can be proposed again to the beneficiaries in the context of a new share capital increase, resolves that the Board of Directors shall have all powers, in order to implement this delegation,

resolves to give all powers, with the ability to delegate further according to the conditions stipulated in law, to the Board of Directors necessary to implement this resolution within the limits set above and, in particular:

-	determine the companies the Group Employees of which will be able to benefit from the subscription offer,

-	determine, within the limits fixed by law, the conditions of the issuance of the shares and the exercise period for the Group Employees to exercise their rights,

-	determine the time period and modalities of paying-up of the shares, it being specified that the time limit cannot be higher than 3 years,

-	deduct, as the case may be, the costs of the share capital increases on the share premium amount corresponding to those share capital increases, in case of newly issued shares in relation to the discount and/or employer contribution to capitalize reserves, results or shares premiums necessary to the paying-up of those shares and, if it deems it necessary, take from this amount, the amount necessary to increase the legal reserve to one tenth of the new share capital post increase;

-	acknowledge the paying-up of the share capital increase(s) proportionally to the number of subscribed shares and modify the articles of association accordingly;

-	to allot shares, pursuant to article L.3332-21 of the French Labor Code, to be issued or already issued, for free, in replacement of the contribution and/or, where appropriate, of the discount, provided that taking their pecuniary equivalent value into account, valued at the subscription price, does not result in exceeding the limits provided for by article L.3332-11 of the French Labor Code;

-	generally, take any measures and perform any formality appropriate to this issuance.

acknowledges that this delegation supersedes the unused portion of any previous delegation with the same purpose,

decides that this delegation is granted for a period of eighteen (18) months from the date of this meeting.

Free translation from French to English

Appendix

Request for documents form

BNP PARIBAS Securities Services – CTO Assemblées Générales
Les Grands Moulins de Pantin
9, rue du Débarcadère
93761 Pantin Cedex

Re:	Annual combined general meeting of shareholders of Talend to be held on June 29, 2021

Mailing request for documents and information referred to in article R.225-83 of the French Commercial Code

[You are an individual shareholder:]

I, the undersigned […] residing […]

[You are a legal entity shareholder]:

I, the undersigned […], acting as representative of the company […] (name and form), having its registered office […] and registered in the commercial register of […] under the number […],

request that the documents and information referred to in article R.225-83 of the French Commercial Code concerning the general meeting convened for June 29, 2021 be sent to me at the following address: […] or by email to the following email address: […@...]

[You are the holder of registered shares]

I also request to receive the documents and information referred to in articles R. 225-81 and R. 225-83 of the French Commercial Code at each of the upcoming shareholders' meetings.

Signed in ___________ (place) on ___________ (date)

[Shareholder signature or, if a legal entity, signature of the legal representative]